As filed with the Securities and Exchange Commission on December 9, 2021

Registration No. 333-261453

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DARKPULSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	7372	87-0472109
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

1345 Ave of the Americas, 2nd Floor

New York, NY 10105

(800) 436-1436

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

The Corporation Trust Company

Corporation Trust Center

1209 Orange St.

Wilmington, DE 19801

(302) 658-7581

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian Higley, Esq.

Business Legal Advisors, LLC

14888 Auburn Sky Drive

Draper, UT 84020

(801) 634-1984

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

Approximate date of commencement of proposed sale to the public: As soon as practicable and from time to time after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

DarkPulse, Inc., a Delaware corporation (the “Registrant”), is filing this Amendment No. 1 (the “Amendment”) to its Registration Statement on Form S-1 (Registration Statement No. 333-261453) (the “Registration Statement”) to file Exhibit 5.1, 23.1 and 23.2 (which is included in Exhibit 5.1). Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page, Exhibits 5.1 and 23.2 (which is included in Exhibit 5.1). The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13 - Other Expenses of Issuance and Distribution

We estimate that expenses in connection with the distribution described in this Registration Statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the Selling Security Holder) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the SEC registration fee, are estimates.

Amount to Be Paid
SEC registration fee	$2,823.00
State filing fees	$500.00
Edgarizing costs	$500.00
Accounting fees and expenses	$1,000.00
Legal fees and expenses	$15,000.00
Total	$19,823.00

Item 14 - Indemnification of Directors and Officers

Under our Certificate of Incorporation, our directors have no personal liability to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL as it may from time to time be amended or any successor provision thereto, or (iv) for any transaction from which a director derives an improper personal benefit.

We do not maintain any policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under any circumstances.

Item 15 - Recent Sales of Unregistered Securities

Convertible Notes

On January 10, 2019, we entered into a Securities Purchase Agreement with GS Capital Partners, LLC, (“GS Capital”) issuing a convertible redeemable note in the principal amount of $65,000. The note may be converted into common shares of our common stock at a conversion price equal to the lower of $0.25, or 70% of the lowest trading price of our common stock during the 20 prior trading days.

On February 12, 2019, we entered into a securities purchase agreement with Crown Bridge Partners, LLC, (“Crown”) issuing a convertible promissory note in the aggregate principal amount of up to $35,000. The note may be converted into common shares of our common stock at a conversion price equal 70% of the lowest trading price of our common stock during the 20 prior trading days.

On April 23, 2019, we entered into a securities purchase agreement with GS Capital issuing to GS Capital a convertible promissory note in the aggregate principal amount of $40,000. The note bears interest at 8% per annum and may be converted into common shares of our common stock at a conversion price equal to 70% of the average of the three lowest trading prices of our common stock during the 20 prior trading days.

II-1

On May 3, 2019, we entered into a securities purchase agreement with Geneva Roth Remark Holdings, Inc. (“Geneva”) issuing to Geneva a convertible promissory note in the aggregate principal amount of $64,000. The note bears interest at 9% per annum and may be converted into common shares of our common stock at a conversion price equal to 70% of the lowest trading price of our common stock during the 20 prior trading days.

On January 10, 2019, we entered into a Securities Purchase Agreement with GS Capital issuing a convertible redeemable note in the principal amount of $65,000. The note may be converted into common shares of our common stock at a conversion price equal to the lower of $0.25, or 70% of the lowest trading price of our common stock during the 20 prior trading days.

On February 12, 2019, we entered into a securities purchase agreement with Crown issuing a convertible promissory note in the aggregate principal amount of up to $35,000. The note may be converted into common shares of our common stock at a conversion price equal 70% of the lowest trading price of our common stock during the 20 prior trading days.

On April 23, 2019, we entered into a securities purchase agreement with GS Capital issuing to GS Capital a convertible promissory note in the aggregate principal amount of $40,000. The note bears interest at 8% per annum and may be converted into common shares of our common stock at a conversion price equal to 70% of the average of the three lowest trading prices of our common stock during the 20 prior trading days.

On May 3, 2019, we entered into a securities purchase agreement with Geneva issuing to Geneva a convertible promissory note in the aggregate principal amount of $64,000. The note bears interest at 9% per annum and may be converted into common shares of our common stock at a conversion price equal to 70% of the lowest trading price of our common stock during the 20 prior trading days.

On October 7, 2020, we entered into a securities purchase agreement with Geneva issuing to Geneva a convertible promissory note in the aggregate principal amount of $47,850. The note bears interest at 9% per annum and may be converted into common shares of our common stock at a conversion price equal to 70% of the lowest trading price of our common stock during the 20 prior trading days.

On September 2, 2020, we entered into a securities purchase agreement with Geneva issuing to Geneva a convertible promissory note in the aggregate principal amount of $47,850. The note bears interest at 9% per annum and may be converted into common shares of our common stock at a conversion price equal to 70% of the lowest trading price of our common stock during the 20 prior trading days.

On January 4, 2021, we entered into a securities purchase agreement with Geneva issuing to Geneva a convertible promissory note in the aggregate principal amount of $42,350. The note bears interest at 8% per annum and may be converted into common shares of our common stock at a conversion price equal to 70% of the lowest trading price of our common stock during the 20 prior trading days.

On February 3, 2021, we entered into a securities purchase agreement with Geneva issuing to Geneva a convertible promissory note in the aggregate principal amount of $94,200. The note bears interest at 4.5% per annum and may be converted into common shares of our common stock at a conversion price equal to 81% of the lowest two trading prices of our common stock during the 10 prior trading days.

On February 18, 2021, we entered into a securities purchase agreement with Geneva issuing to Geneva a convertible promissory note in the aggregate principal amount of $76,200. The note bears interest at 4.5% per annum and may be converted into shares of our common stock at a conversion price equal to 81% of the lowest two trading prices of our common stock during the 10 prior trading days.

II-2

On April 26, 2021, we entered a Securities Purchase Agreement with FirstFire Global Opportunities Fund LLC, (“FirstFire”) pursuant to which we issued to FirstFire a Convertible Promissory Note in the principal amount of $825,000. The note matures on January 26, 2022 upon which time all accrued and unpaid interest will be due and payable. Interest accrues on the note at 10% per annum guaranteed until the note becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The note is convertible at any time after 180 days from issuance, upon the election of FirstFire, into shares of our Common Stock at $0.015 per share. A finder’s fee of $15,000 was paid to J.H. Darbie Co. pursuant to our agreement.

Each of the notes above were sold in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D under the Securities Act, based in part on the representations of the investor. Unless stated above, there were no sales commissions paid pursuant to this transaction and general solicitation was not used in connection with the offers and sales of these securities.

Note Conversions

On April 29, 2020, we issued an aggregate of 68,571,429 shares of common stock upon the conversion of convertible debt, as issued on May 3, 2019, in the amount of $4,800.

On May 4, 2020, we issued an aggregate of 72,857,143 shares of common stock upon the conversion of convertible debt, as issued on May 3, 2019, in the amount of $5,100.

On June 9, 2020, we issued an aggregate of 75,714,286 shares of common stock upon the conversion of convertible debt, as issued on May 3, 2019, in the amount of $5,300.

On July 9, 2020, we issued an aggregate of 80,000,000 shares of common stock upon the conversion of convertible debt, as issued on May 3, 2019, in the amount of $5,600.

On July 16, 2020, we issued an aggregate of 82,857,143 shares of common stock upon the conversion of convertible debt, as issued on May 3, 2019, in the amount of $5,800.

On July 28, 2020, we issued an aggregate of 82,857,143 shares of common stock upon the conversion of convertible debt, as issued on May 3, 2019, in the amount of $5,800.

On August 3, 2020, we issued an aggregate of 91,428,571 shares of common stock upon the conversion of convertible debt, as issued on May 3, 2019, in the amount of $6,400.

On August 6, 2020, we issued an aggregate of 91,428,571 shares of common stock upon the conversion of convertible debt, as issued on May 3, 2019, in the amount of $6,400.

On August 10, 2020, we issued an aggregate of 91,428,571 shares of common stock upon the conversion of convertible debt, as issued on May 3, 2019, in the amount of $6,400.

On August 13, 2020, we issued an aggregate of 91,428,571 shares of common stock upon the conversion of convertible debt, as issued on May 3, 2019, in the amount of $6,400.

On August 18, 2020, we issued an aggregate of 110,000,000 shares of common stock upon the conversion of convertible debt, as issued on May 3, 2019, in the amount of $7,700.

On August 20, 2020, we issued an aggregate of 115,714,286 shares of common stock upon the conversion of convertible debt, as issued on May 3, 2019, in the amount of $8,100.

On August 31, 2020, we issued an aggregate of 115,714,286 shares of common stock upon the conversion of convertible debt, as issued on May 3, 2019, in the amount of $8,100.

On September 1, 2020, we issued an aggregate of 115,714,286 shares of common stock upon the conversion of convertible debt, as issued on May 3, 2019, in the amount of $8,100.

II-3

On September 1, 2020, we issued an aggregate of 119,157,924 shares of common stock upon the conversion of interest of convertible debt, as issued on July 17, 2018, in the amount of $6,315.

On September 1, 2020, we issued an aggregate of 85,000,000 shares of common stock upon the conversion of convertible debt, as issued on September 24, 2018, in the amount of $7,000.

On September 2, 2020, we issued an aggregate of 123,474,262 shares of common stock upon the conversion of interest of convertible debt, as issued on September 24, 2018, in the amount of $4,439.

On September 3, 2020, we issued an aggregate of 115,714,286 shares of common stock upon the conversion of convertible debt, as issued on May 3, 2019, in the amount of $8,100.

On September 11, 2020, we issued an aggregate of 115,714,286 shares of common stock upon the conversion of convertible debt, as issued on May 3, 2019, in the amount of $8,100.

On September 30, 2020, we issued an aggregate of 158,000,000 shares of common stock upon the conversion of convertible debt, as issued on September 25, 2018, in the amount of $5,257.

On October 7, 2020, we issued an aggregate of 161,428,571 shares of common stock upon the conversion of convertible debt, as issued on May 3, 2019, in the amount of $11,800.

On October 7, 2020, we issued an aggregate of 169,000,000 shares of common stock upon the conversion of convertible debt, as issued on February 12, 2019, in the amount of $6,855.

On October 7, 2020, we issued an aggregate of 143,519,000 shares of common stock upon the conversion of convertible debt, as issued on September 25, 2018, in the amount of $4,677.

On October 12, 2020, we issued an aggregate of 142,374,429 shares of common stock upon the conversion of convertible debt, as issued on May 3, 2019, in the amount of $600 in principal and $9,366 in interest.

On October 22, 2020, we issued an aggregate of 77,623,000 shares of common stock upon the conversion of convertible debt, as issued on September 25, 2018, in the amount of $2,041.

On January 14, 2021 we issued an aggregate of 100,000,000 shares of common stock upon the conversion of convertible debt, as issued on September 24, 2018, in the amount of $28,000.

On January 25, 2021, we issued an aggregate of 150,000,000 shares of common stock upon the conversion of convertible debt, as issued on September 24, 2018, in the amount of $42,000.

On February 1, 2021, we issued an aggregate of 30,999,995 shares of common stock upon the conversion of convertible debt, as issued on February 12, 2019, in the amount of $8,116.

On February 11, 2021, we issued an aggregate of 100,000,000 shares of common stock upon the conversion of convertible debt, as issued on September 24, 2018, in the amount of $56,000.

On February 18, 2021, we issued an aggregate of 220,000,000 shares of common stock upon the conversion of convertible debt, as issued on September 24, 2018, in the amount of $75,436 for principal and $39,638 for interest.

On April 15, 2021, we issued an aggregate of 8,065,040 shares of common stock upon the conversion of convertible debt, as issued on October 7, 2020, in the amount of $47,850 and interest of $2,153.25.

II-4

On June 3, 2021, we entered into a Settlement and Mutual Release Agreement with Auctus Fund, LLC, (“Auctus”) pursuant to which Auctus agreed to convert the note issued on September 25, 2018 by us to it in the principal amount of $100,000 into 12,500,000 shares of our Common stock as consideration for full and complete satisfaction of and settlement of the note, which also terminates all obligations owing under both the Note and the corresponding Securities Purchase Agreement dated September 25, 2018 between the Company and Auctus.

On July 12, 2021, the Company issued an aggregate of 1,784,146 shares of common stock upon the conversion of convertible debt, as issued on January 12, 2021, in the amount of $42,350.

On July 14, 2021, the Company issued an aggregate of 45,037,115shares of common stock upon the conversion of convertible debt, as issued on October 7, 2020, in the amount of $93,864 and interest of $26,246.

On July 19, 2021, we issued an aggregate of 2,898,382 shares of common stock upon the conversion of convertible debt, as issued on October 7, 2020, in the amount of $10,497 and interest of $6,748.

On November 17, 2021, we issued an aggregate of 177,375,000 shares of common stock upon the conversion of convertible debt, as issued on April 26, 2021, which converted all principal and accrued and unpaid interest. The lender has agreed to return 118,254,000 shares due to an error in the conversion.

The shares issued pursuant to the note conversions were issued in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D under the Securities Act, based in part on the representations of the investor. There were no sales commissions paid pursuant to this transaction.

Shares Issued for Services

On February 16, 2021, we entered into a Consulting Agreement effective December 23, 2020 with Kenneth Brooks Davidson. Pursuant to the agreement, we have engaged Mr. Davidson as our Director, U.S. Operations for Oil and Gas & Renewables. During the term of the Agreement, the Consultant is entitled to monthly awards of 6,250 shares of our Common Stock and, after at least 24 months from the effective date of the Agreement the possibility of a bonus award of up to 75,000 shares of our Common Stock.

The issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Shares Issued for Acquisitions

On August 30, 2021, the Company closed the MPAs with RI and WS pursuant to which the Company agreed to pay to the majority shareholder of each of RI and WS an aggregate of 15,000,000 shares of the Company’s Common Stock, in exchange for 60% ownership of each of RI and WS.

The issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Miscellaneous Issuances

Pursuant to a Finder’s Fee Agreement with J.H. Darbie & Co., Inc. (“J.H. Darbie”), from October 4, 2021 to October 25, 2021, we issued to J.H. Darbie an aggregate of 5,425,453 shares of common stock.

The issuances wwere made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

II-5

Item 16 - Exhibits

The following exhibits are included with this Prospectus:

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Here- with
2.1	Form of Agreement and Plan of Merger by and between Klever Marketing, Inc., DarkPulse Technologies Inc. and DPTH Acquisition Corporation dated April 27, 2018	8-K	000-18730	2.1	5/1/18
2.2	Form of Amendment No. 1 to Agreement and Plan of Merger by and between Klever Marketing, Inc., DarkPulse Technologies Inc. and DPTH Acquisition Corporation dated June 29, 2018	8-K/A	000-18730	2.1	7/13/18
2.3	Form of Amendment No. 2 to Agreement and Plan of Merger by and between Klever Marketing, Inc., DarkPulse Technologies Inc. and DPTH Acquisition Corporation dated August 17, 2018, effective as of July 18, 2018	8-K	000-18730	2.1	8/21/18
3.1	Restated Certificate of Incorporation of Klever Marketing, Inc. a Delaware corporation	10-KSB	000-18730	3.01	6/20/97
3.2	Bylaws	10-KSB	000-18730	3.02	6/20/97
3.3	Amended Bylaws	10-KSB	000-18730	3.03	3/29/01
3.4	Certificate of Amendment to Certificate of Incorporation	8-K	000-18730	3.1	7/24/18
3.5	Certificate of Designation of Series D Preferred Stock	8-K	000-18730	3.2	7/24/18
3.6	Certificate of Amendment to Certificate of Incorporation filed February 5, 2019	10-K	000-18730	3.05	4/15/21
3.7	Certificate of Amendment to Certificate of Incorporation filed February 20, 2020	10-K	000-18730	3.06	4/15/21
4.1 & 10.1	Convertible Promissory Note dated July 14, 2018	10-Q	000-18730	99.1	8/15/18
4.2 & 10.2	Convertible Promissory Note dated July 14, 2018	10-Q	000-18730	99.2	8/15/18
4.3 & 10.3	Convertible Promissory Note dated July 14, 2018	10-Q	000-18730	99.3	8/15/18
4.4 & 10.4	Convertible Promissory Note dated July 14, 2018	10-Q	000-18730	99.4	8/15/18
4.5 & 10.5	Convertible Promissory Note dated July 17, 2018, effective July 18, 2018	10-Q	000-18730	99.5	8/15/18
4.6 & 10.6	Convertible Promissory Note dated July 24, 2018, and effective July 27, 2018	10-Q	000-18730	99.6	8/15/18
4.7 & 10.7	Convertible Promissory Note dated August 20, 2018, effective August 24, 2018	8-K	000-18730	10.1	8/27/18
4.8 & 10.8	Convertible Promissory Note issued to EMA dated September 25, 2018, effective September 28, 2018	8-K	000-18730	10.1	10/5/18
4.9 & 10.9	Convertible Promissory Note issued to Auctus dated September 25, 2018, effective September 27, 2018	8-K	000-18730	10.2	10/5/18
4.10 & 10.10	Convertible Promissory Note issued to FirstFire dated September 24, 2018, and effective October 9, 2018	8-K	000-18730	10.1	10/15/18
4.11 & 10.11	8% Convertible Redeemable Note issued to GS Capital Partners, LLC dated January 10, 2019	8-K	000-18730	4.1	1/15/19
4.12 & 10.12	Form of Convertible Promissory Note issued to Crown Bridge Partners, LLC dated February 5, 2019	8-K	000-18730	4.1	2/14/19

II-6

4.13 & 10.13	Convertible Promissory Note issued to Geneva Roth Remark Holdings, Inc. dated September 2, 2020	10-K	000-18730	4.13	4/15/21
4.14 & 10.14	Convertible Promissory Note Issued as of April 26, 2021 to FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC	10-Q	000-18730	4.1	8/16/21
4.15 & 10.15	6% Redeemable Note dated July 14, 2021 issued to GS Capital Partners, LLC in the principal amount of $2,000,000	10-Q	000-18730	4.1	11/15/21
5.1	Legal Opinion of Business Legal Advisors, LLC					X
	Securities Purchase Agreement dated July 14, 2021 with GS Capital Partners, LLC	10-Q	000-18730	10.1	11/15/21
10.16	Securities Purchase Agreement by and between DarkPulse, Inc. and GS Capital Partners, LLC dated January 10, 2019	8-K	000-18730	10.1	1/15/19
10.17	Form of Securities Purchase Agreement between DarkPulse, Inc. and Crown Bridge Partners, LLC dated February 5, 2019	8-K	000-18730	10.1	2/14/19
10.18	Securities Purchase Agreement with Geneva Roth Remark Holdings, Inc. dated September 2, 2020	10-K	000-18730	10.03	4/15/21
10.19	Consulting Agreement effective December 23, 2020 with Faisal Farooqui	10-K	000-18730	10.04	4/15/21
10.20	Assignment Agreement with the University of New Brunswick, Canada	10-K	000-18730	10.05	4/15/21
10.21	Convertible Debenture (Secured) Issued April 24, 2017	10-K	000-18730	10.06	4/15/21
10.22	Finder’s Fee Agreement dated January 8, 2021 with J.H. Darbie & Co., Inc.	10-Q	000-18730	10.1	5/17/21
10.23	Securities Purchase Agreement dated as of April 26, 2021 with FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC	10-Q	000-18730	10.1	8/16/21
10.24	Registration Rights Agreement dated April 26, 2021 to FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC	10-Q	000-18730	10.2	8/16/21
10.25	Heads of Terms with Remote Intelligence LLC and Unleash Live, Inc. dated May 10, 2021	10-Q	000-18730	10.3	8/16/21
10.26	Consulting Agreement with Dr. Joseph Catalino Jr. dated May 17, 2021	10-Q	000-18730	10.4	8/16/21
10.27	Settlement and Mutual Release Agreement with Auctus Fund, LLC dated June 3, 2021	10-Q	000-18730	10.5	8/16/21
10.28	Letter of Intent with Remote Intelligence, Limited Liability Company dated June 8, 2021	10-Q	000-18730	10.6	8/16/21
10.29	Letter of Intent with Wildlife Specialists, LLC dated June 8, 2021	10-Q	000-18730	10.7	8/16/21
10.30	Teaming Agreement with Crae-Con Construction Inc. dated June 22, 2021	10-Q	000-18730	10.8	8/16/21
10.31	Teaming Agreement with SurSafe LLC dated June 24, 2021	10-Q	000-18730	10.9	8/16/21
10.32	Letter of Intent with TerraData Unmanned, PLLC dated June 25, 2021	10-Q	000-18730	10.10	8/16/21
10.33	Consulting Agreement dated effective July 22, 2021 with Rick Gibson	10-Q	000-18730	10.2	11/15/21
10.34	Engagement Agreement and Terms and Conditions dated August 3, 2021 with Energy & Industrial Advisory Partners, LLC	10-Q	000-18730	10.3	11/15/21
10.35	Letter of Intent dated June 8, 2021 with Remote Intelligence, Limited Liability Company	10-Q	000-18730	10.4	11/15/21
10.36	Letter of Intent dated June 8, 2021 with Wildlife Specialists, LLC	10-Q	000-18730	10.5	11/15/21
10.37	Share Purchase Agreement dated August 9, 2021with Optilan Guernsey Limited and Optilan Holdco 2 Limited	10-Q	000-18730	10.6	11/15/21
10.38	Subscription Agreement August 9, 2021 with Optilan HoldCo 3 Limited	10-Q	000-18730	10.7	11/15/21
10.39	Letter of Intent dated effective August 18, 2021 with TJM Electronics West, Inc.	10-Q	000-18730	10.8	11/15/21
10.40	Membership Interest Purchase Agreement dated August 30, 2021 with Remote Intelligence, Limited Liability Company	10-Q	000-18730	10.9	11/15/21

II-7

10.41	Membership Interest Purchase Agreement dated August 30, 2021 with Wildlife Specialists, LLC	10-Q	000-18730	10.10	11/15/21
10.42	Letter of Intent dated June 25, 2021 with TerraData Unmanned, PLLC	10-Q	000-18730	10.11	11/15/21
10.43	Amendment No. 1 to Letter of Intent with TerraData Unmanned, PLLC dated effective August 24, 2021	10-Q	000-18730	10.12	11/15/21
10.44	Amendment No. 2 to Letter of Intent with TerraData Unmanned, PLLC dated effective September 3, 2021	10-Q	000-18730	10.13	11/15/21
10.45	Amendment to Letter of Intent with TJM Electronics West, Inc. dated effective August 31, 2021	10-Q	000-18730	10.14	11/15/21
10.46	Stock Purchase Agreement dated September 8, 2021 with TJM Electronics West, Inc.	10-Q	000-18730	10.15	11/15/21
10.47	Research Agreement dated September 21, 2021 with the Arizona Board of Regents	10-Q	000-18730	10.16	11/15/21
10.48	Membership Purchase Agreement with TerraData Unmanned, PLLC dated effective October 1, 2021	S-1	333-261453	10.48	12/1/21
10.49	Teaming Agreement with CADG Engineering Pte Ltd dated effective October 5, 2021	S-1	333-261453	10.49	12/1/21
10.50	Equity Financing Agreement with GHS Investments LLC dated November 9, 2021	S-1	333-261453	10.50	12/1/21
10.51	Registration Rights Agreement with GHS Investments LLC dated November 9, 2021	S-1	333-261453	10.51	12/1/21
16.1	Letter from Haynie & Company	8-K	000-18730	16.1	3/11/19
21.1	List of Subsidiaries	S-1	333-261453	21.1	12/1/21
23.1	Consent of Boyle CPA, independent registered public accounting firm	S-1	333-261453	23.1	12/1/21
23.2	Consent of Attorney (included in Exhibit 5.1)					--

101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted in Inline XBRL, and included in exhibit 101).

Item 17 - Undertakings

(A) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

	(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	(iii)	Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(B) The issuer is subject to Rule 430C (ss. 230. 430C of this chapter): Each prospectus filed pursuant to Rule 424(b)(ss. 230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the in New York City, New York on December 9, 2021.

DARKPULSE, INC.

By:	/s/ Dennis O’Leary
Dennis O’Leary
Chief Executive Officer and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Date:	December 9, 2021

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Dennis O’Leary
Dennis O’Leary, Director, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)
Date:	December 9, 2021

By:	/s/ Dr. Anthony Brown
Dr. Anthony Brown, Director
Date:	December 9, 2021

By:	/s/ Carl Eckel
Carl Eckel, Director
Date:	December 9, 2021

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